Exhibit 4.40

DELL TECHNOLOGIES INC.
AMENDMENT NO. 1 TO THE
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of May 27, 2019 (this “Amendment”), is entered into by and among Dell Technologies Inc. (the “Company”), a Delaware corporation, and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell and Susan Lieberman Dell Separate Property Trust (collectively, the “MD Stockholders”);

(b)	MSDC Denali Investors, L.P., a Delaware limited partnership, and MSDC Denali EIV, LLC, a Delaware limited liability company (collectively, the “MSD Partners Stockholders”);

(c)
SL SPV-2, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership, Silver Lake Technology Investors V, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, the “SLP Stockholders”); and

(d)	Venezio Investments Pte. Ltd., a Singapore corporation (the “Temasek Stockholder”).
Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018 (the “Registration Rights Agreement”), by and between the Company and the Stockholders referred to therein. Capitalized terms defined in this Amendment shall have the meanings ascribed to them herein for purposes of this Amendment and the Registration Rights Agreement.
WHEREAS, pursuant to Section 2.1(a) of the Registration Rights Agreement, the Company is required to use its reasonable best efforts to file a Shelf Registration Statement for a public offering of all Registrable Securities (or such lesser amount agreed in accordance with the terms and conditions of the Registration Rights Agreement) no later than the first day on which such filing can be made with the SEC following the 150th day after the consummation of the Merger (such date, the “Shelf Registration Filing Deadline”);
WHEREAS, the Company and the Stockholders wish to amend Section 2.1(a) of the Registration Rights Agreement to extend the Shelf Registration Filing Deadline;
WHEREAS, any amendment, modification, supplement or waiver of or to any provision of the Registration Rights Agreement shall be effected in accordance with Section 3.11 thereof;
WHEREAS, each of the undersigned Stockholders, on behalf of such Stockholder and such Stockholder’s designated transferees or successors, wishes to consent to the amendment of Section 2.1(a) of the Registration Rights Agreement provided for herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:
1.Amendment of Section 2.1(a). Section 2.1(a) of the Registration Rights Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing such deleted first sentence with the following:
Following the Merger, the Company shall use reasonable best efforts to (i) file a Shelf Registration Statement for a public offering of all Registrable Securities (or such lesser amount as the Sponsor Stockholders holding Registrable Securities agree, provided, that (x) all Registrable Securities of the Management Holders must be registered under such Shelf Registration Statement, (y) all Registrable Securities held by the Temasek Holders must be registered under such Shelf Registration Statement, and (z) upon the request of any such Sponsor Stockholder, the Company shall increase the number of Registrable Securities registered under such Shelf Registration Statement by the amount requested by such Sponsor Stockholder (or, in the event that no Shelf Registration Statement is effective at the time of such request, shall file and cause to become effective a Shelf Registration Statement covering such number of Registrable Securities), and this parenthetical shall apply to successive requests by Sponsor Stockholders holding Registrable Securities) pursuant to Rule 415 promulgated under the Securities Act no later than the first day on which such filing can be made with the SEC on or after April 15, 2020 and (ii) cause such Shelf Registration Statement to become effective as soon as possible thereafter.
2.No Further Amendment. Except as expressly provided by this Amendment, the Registration Rights Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and reaffirmed. Except as expressly set forth in this Amendment, no other terms and conditions of the Registration Rights Agreement are hereby amended, modified, supplemented or waived. Upon the effectiveness of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Registration Rights Agreement as amended by this Amendment.
3.Governing Law. This Amendment and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution, interpretation or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable rules or principles of conflicts of laws.
4.Counterparts. This Amendment may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.
[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment effective as of the date set forth above.

CORPORATION:

DELL TECHNOLOGIES INC.

By:     /s/ Robert L. Potts
Name:    Robert L. Potts
Title:     Senior Vice President and Assistant Secretary

MD STOCKHOLDER / MD HOLDER:

/s/ Michael S. Dell
Michael S. Dell

MD STOCKHOLDER / MD HOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:     /s/ Marc R. Lisker
Name:    Marc R. Lisker
Title:    President of Trustee

MSD PARTNERS STOCKHOLDERS / MSD PARTNERS HOLDERS:

MSDC DENALI INVESTORS, L.P.

By: MSDC Denali (GP), LLC, its General Partner

By:     /s/ Marc R. Lisker
Name:    Marc R. Lisker
Title:    Manager

MSD PARTNERS STOCKHOLDERS / MSD PARTNERS HOLDERS:

MSDC DENALI EIV, LLC

By: MSDC Denali (GP), LLC, its Managing Member

By:     /s/ Marc R. Lisker
Name:    Marc R. Lisker
Title:    Manager

SLP STOCKHOLDER / SLP HOLDER:

SL SPV-2, L.P.

By: SLTA SPV-2, L.P., its General Partner

By: SLTA SPV-2 (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE PARTNERS V DE (AIV), L.P.

By: Silver Lake Technology Associates V, L.P., its General Partner

By: SLTA V (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE TECHNOLOGY INVESTORS V, L.P.

By: Silver Lake Technology Associates V, L.P., its General Partner

By: SLTA V (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SLP DENALI CO-INVEST, L.P.

By: SLP Denali Co-Invest GP, L.L.C., its General Partner

By: Silver Lake Technology Associates III, L.P., its Managing Member

By: SLTA III (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:     /s/ Andrew J. Schader
Name:     Andrew J. Schader
Title:     Managing Director

TEMASEK STOCKHOLDER / TEMASEK HOLDER:

VENEZIO INVESTMENTS PTE. LTD.

By:     /s/ Rohit Sipahimalani
Name:    Rohit Sipahimalani
Title:     Joint Head – Investment Group